Exhibit 2.3

                              AMENDMENT TO BY-LAWS
                                 OF NEXMED, INC.

      The By-Laws of NexMed, Inc., a Nevada corporation (the "Corporation"), previously adopted by resolution of the Board of Directors of the Corporation on September 1, 1995 and by the shareholders of the Corporation on September 15, 1995 (the "By-Laws"), are hereby amended as follows:

      FIRST: The second and third sentences of Section 2.1 of the By-Laws are hereby deleted and hereby replaced with the following:

            "Such annual meeting shall be held on such date, and at such time as the Board of Directors shall each year fix."

      SECOND: Section 2.2 of the By-Laws is hereby deleted in its entirety and is hereby replaced with new Section 2.2 as follows:

            "Section 2.2 Special Meetings. Special Meetings of shareholders may be called in accordance with Article Fourth (B) of the Amended and Restated Articles of Incorporation of the Corporation."

      THIRD: Section 2.9 of the By-Laws is hereby deleted in its entirety and is replaced it with the following new Section 2.9, consistent with Section 78.320 of the Nevada General Corporation Law, followed by new Section 2.10 as follows:

            "Section 2.9 Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by a majority of the shareholders entitled to vote with respect to the subject matter thereof, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

            Section 2.10 Nominations and Shareholder Business.

            (a) Annual Meetings of the Shareholders.

                  (1) Nominations of person for election to the Board of
            Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of
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            the shareholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors, or
            (iii) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this Section 2.10(a), who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.10(a).

                  (2) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (iii) of paragraph (a)(1) of this Section 2.10, the shareholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the secretary at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the ninetieth (90th) day prior to such annual meeting and not later than the close of business on the later of the sixtieth (60th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and of the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made,
            (x) the name and address of such shareholder, as they
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            appear on the Corporation's books, and of such beneficial owner and
            (y) the class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

            (b) General.

                  (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 2.10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.10. The presiding officer of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 2.10 and, if any proposed nomination or business is not in compliance with this Section 2.10, to declare that such defective nomination or proposal be disregarded.

                   (2) Notwithstanding the foregoing provisions of this Section
            2.10, a shareholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this
            Section 2.10."

      FOURTH: Section 3.2 of the By-Laws is hereby deleted in its entirety and is replaced with new Section 3.2 as follows:

            "Section 3.2 Number, Tenure, and Qualifications. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors. The number of directors that shall constitute the whole Board shall be fixed from time to time by resolution of the Board of Directors. Directors may be designated as "advisory directors" rather than regular voting directors by the Board of Directors. In addition, the Board of Directors may change the status of a director from an advisory director to a voting director or from a voting director to an advisory director. The
            Board of Directors may from time to time establish minimum qualifications for eligibility to become a director. Those qualifications may include, but shall not be limited to, a prerequisite stock ownership in the Corporation."
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      FIFTH: Section 3.7 of the By-Laws is hereby deleted in its entirety and is replaced with new Section 3.7 as follows:

            "Section 3.7 Vacancies. Vacancies in the Board of Directors of the Corporation shall be filled in accordance with Article Sixth (b) of the Amended and Restated Articles of Incorporation of the Corporation."

      SIXTH: Section 3.8 of the By-Laws is hereby deleted in its entirety and is replaced with new Section 3.8 as follows:

            "Section 3.8 Removals. Removals of directors from the Board of Directors of the Corporation shall be in accordance with Article Sixth (b) of the Amended and Restated Articles of Incorporation of the Corporation."

      SEVENTH: The By-Laws are hereby amended by deleting all references the "Nevada Business Corporation Act" and replacing such references with the following:

            "Nevada General Corporation Law."

      EIGHTH: Section 8.3 of the By-Laws is hereby amended by deleting the following words "of subsection (o) of Section 16-10-4 of the Nevada Business Corporation Act." and replacing them with the following:

            "Section 78.751 of the Nevada General Corporation Law."

      NINTH: ARTICLE X of the By-Laws is deleted in its entirety and is replaced with new Article X as follows:

                                   "ARTICLE X
                                   AMENDMENTS

            Amendment of the By-Laws of the Corporation shall be in accordance with Article Seventh of the Amended and Restated Articles of Incorporation of the Corporation."

Except as specifically set forth in this Amendment to By-Laws of the Corporation, the By-Laws of the Corporation shall remain unchanged and in full force and effect pursuant to the terms thereof.
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      The undersigned being the duly empowered Secretary of the Corporation hereby certifies that this Amendment to By-Laws of the Corporation was adopted by resolution of the Board of Directors of the Corporation on the 23rd day December, 1996.

                                          /s/ Vivian H. Liu
                                          -----------------------------
                                          Name:  Vivian H. Liu
                                          Title: Secretary